As filed with the Securities and Exchange Commission on September 29, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATLAS AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0404430
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1550 Coraopolis Heights Road, Moon Township,
Pennsylvania	15108
(Address of principal executive offices)	(Zip Code)

Atlas America, Inc. Investment Savings Plan
(Full title of the plan)

Edward E. Cohen
Chairman, Chief Executive Officer and President
Atlas America, Inc.
1550 Coraopolis Heights Road
Moon Township, Pennsylvania 15108
(Name and address of agent for service)
(412) 262-2830
(Telephone number, including area code, of agent for service)

Copies to:
Lisa Washington
Chief Legal Officer
Atlas America, Inc.
1845 Walnut Street
Philadelphia, PA 19103
(215) 546-5005

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
	Amount to be	offering price	aggregate	registration
Title of securities to be registered	registered(1)	per share(2)	offering price	fee
Common Stock, par value $.01 per share	500,000 shares	$23.38	$11,690,000	$652.30

(1)	This Registration Statement registers under the Securities Act of 1933, as amended (the “Act”), 500,000 shares of the Registrant’s Common Stock which may be offered or sold pursuant to the Atlas America, Inc. Investment Savings Plan, restated effective as of October 1, 2008 (the “Plan”). An aggregate of 700,000 shares of the Registrant’s Common Stock are authorized for issuance under the Plan. Of the 700,000 shares, 200,000 shares were previously registered (the “Previously Registered Shares”) under the Act pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-155740). The Previously Registered Shares were previously issued under the Plan or are currently issuable under the Plan. The registration fee for the shares issuable under the Plan, other than the Previously Registered Shares, is $652.30. The Registrant previously paid the registration fee for the Previously Registered Shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)	Calculated pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Registrant’s common stock on September 22, 2009 as quoted on the Nasdaq National Market.
     In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Atlas America, Inc. Investment Savings Plan described herein. An Exhibit Index is included on page 3 of this Form S-8.
     Pursuant to Rule 429 under the Act, the prospectus forming a part of this Registration Statement also relates to securities registered pursuant to the following Registration Statement of the Registrant: Commission File No. 333-155740.

EXPLANATORY NOTE
     Atlas America, Inc. (the “Company”) previously filed a registration statement on Form S-8 (the “Prior Registration Statement”) relating to the Company’s Investment Savings Plan (the “Plan”), with the following file number: File No. 333-155740. On September 23, 2009, the Board of Directors of the Company authorized the registration of an additional 500,000 shares of Common Stock relating to the Company’s Plan. Accordingly, this registration statement is being filed to register the additional 500,000 shares of Common Stock.
     Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, including each of the documents filed with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein. In addition, all exhibits required by General Instruction E of Form S-8 are filed as exhibits hereto.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the SEC pursuant to the Securities Exchange Act of 1934 are incorporated by reference into this Registration Statement:
     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 2, 2009, and as amended by Amendment No. 1 to the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, filed with the SEC on April 30, 2009, updated as to Items 6, 7 and 8 thereof by the information contained under the headings “Selected Historical Financial Data of Atlas America,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Atlas America” and “Atlas America, Inc. and Subsidiaries Financial Statements”, respectively, included in the prospectus filed pursuant to Rule 424(b)(3) on August 25, 2009.
     (b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 11, 2009 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 10, 2009.
     (c) The Registrant’s Current Reports on Form 8-K, filed with the SEC on January 30, 2009, April 22, 2009, April 27, 2009, June 1, 2009, June 2, 2009, June 5, 2009 and July 7, 2009.
     (d) The Plan’s Annual Report on Form 11-K for the year ended September 30, 2008, filed with the SEC on March 31, 2009. The Plan’s Transition Report on Form 11-K for the transition period from October 1, 2008 to December 31, 2008, filed with the SEC on June 29, 2009.
     (e) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A/A filed with the SEC on May 7, 2004.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.
Item 8. Exhibits.
     The following Exhibits are furnished as part of this Registration Statement:
4	Atlas America, Inc. Investment Savings Plan (restated effective October 1, 2008) (filed as Exhibit 4 to the Company’s Registration Statement on Form S-8 dated November 26, 2008 and incorporated herein by reference)

5.1	Opinion of Duane Morris LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Duane Morris LLP (contained in Exhibit 5.1)

24	Power of Attorney (included on signature pages of this Registration Statement)
     The registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the Plan.

EXHIBIT INDEX

Exhibit No.	Description
4	Atlas America, Inc. Investment Savings Plan (restated effective October 1, 2008) (filed as Exhibit 4 to the Company’s Registration Statement on Form S-8 dated November 26, 2008 and incorporated herein by reference)

5.1	Opinion of Duane Morris LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Duane Morris LLP (contained in Exhibit 5.1)

24	Power of Attorney (included on signature pages of this Registration Statement)

SIGNATURES AND POWER OF ATTORNEY
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 29, 2009.

ATLAS AMERICA, INC.
By:	/s/ Edward E. Cohen
Edward E. Cohen
Chairman, Chief Executive Officer and President
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen, and Matthew A. Jones, signing singly, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with the Registrant indicated, on the dates indicated.

Signature	Title	Date

/s/ Edward E. Cohen Edward E. Cohen	Chief Executive Officer, President and Chairman of the Board of Directors	September 29, 2009

/s/ Jonathan Z. Cohen Jonathan Z. Cohen	Vice Chairman	September 29, 2009

/s/ Matthew A. Jones Matthew A. Jones	Chief Financial Officer	September 29, 2009

/s/ Sean P. McGrath Sean P. McGrath	Chief Accounting Officer	September 29, 2009

/s/ Carlton M. Arrendell Carlton M. Arrendell	Director	September 29, 2009

/s/ Mark C. Biderman Mark C. Biderman	Director	September 29, 2009

/s/ Donald W. Delson Donald W. Delson	Director	September 29, 2009

/s/ Dennis A. Holtz Dennis A. Holtz	Director	September 29, 2009

/s/ Gayle P. W. Jackson Gayle P. W. Jackson	Director	September 29, 2009

/s/ Harmon S. Spolan Harmon S. Spolan	Director	September 29, 2009

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on September 29, 2009.

ATLAS AMERICA, INC. INVESTMENT SAVINGS PLAN
By:	Atlas America, Inc.

By:	/s/ Edward E. Cohen
Edward E. Cohen
Chairman, Chief Executive Officer and President